United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Under Rule 14a-12

TELVUE CORPORATION

(Name of the Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

February 3, 2012

Dear Stockholder:

I am pleased to invite you to attend TelVue Corporation’s Special Meeting of Stockholders, which will be held at the executive offices of The Lenfest Foundation, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 450, West Conshohocken, PA 19428 on Monday, March 12, 2012, at 10:00 A.M., for the following purposes:

•	consider and act upon a proposal to amend TelVue’s Certificate of Incorporation to retire and cancel its existing authorized Class A Preferred Stock;
•	authorize and approve a Debt Conversion Agreement;
•

consider and act upon a proposal to amend TelVue’s Certificate of Incorporation in order to increase the number of authorized shares of TelVue’s common stock, par value $.01 per share, from 100,000,000 shares to 600,000,000 shares and to authorize 22,500 shares of Series A Convertible Preferred Stock; and

•

authorize the Board of Directors to amend TelVue’s Certificate of Incorporation to effect, in its discretion, a reverse stock split of the authorized and outstanding shares of TelVue’s common stock, at a specified ratio of 1-for-200.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible.

On behalf of everyone at TelVue, I thank you for your ongoing interest and investment in TelVue Corporation.  We are committed to acting in your best interests.

Sincerely,

Jesse Lerman
President and Chief Executive Officer

TELVUE CORPORATION

16000 HORIZON WAY, SUITE 500

MT. LAUREL, NJ 08054

(856) 273-8888

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M.,

MARCH 12, 2012

To the Stockholders of TelVue Corporation:

NOTICE IS HEREBY GIVEN THAT a Special Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (“TelVue”), will be held at the executive offices of The Lenfest Foundation, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 450, West Conshohocken, PA 19428 on Monday, March 12, 2012, at 10:00 A.M. for consideration of and action upon the following matters:

I.	To consider and act upon a proposal to amend TelVue’s Certificate of Incorporation to retire and cancel its existing authorized Class A Preferred Stock;
II.	To authorize and approve the Debt Conversion Agreement;
III.

To consider and act upon a proposal to amend TelVue’s Certificate of Incorporation in order to increase the number of authorized shares of TelVue’s common stock, par value $.01 per share, from 100,000,000 shares to 600,000,000 shares and to authorize 22,500 shares of Series A Convertible Preferred Stock;

IV.

To authorize the Board of Directors to amend TelVue’s Certificate of Incorporation to effect, in its discretion, a reverse stock split of the authorized and outstanding shares of TelVue’s common stock, at a specified ratio of 1-for-200; and

V.	To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 1, 2012 as the Record Date for the determination of holders of common stock of TelVue entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such Record Date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TELVUE.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE SPECIAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (a) NOTIFYING THE SECRETARY OF TELVUE IN WRITING, (b) DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 12, 2012.  TELVUE’S PROXY STATEMENT AND OTHER PROXY MATERIALS ARE AVAILABLE AT: http://www.telvue.com/proxy/2012.

BY ORDER OF THE BOARD OF DIRECTORS:

John Fell, Secretary

February 3, 2012

TELVUE CORPORATION

16000 HORIZON WAY, SUITE 500

MT. LAUREL, NJ 08054

(856) 273-8888

DATED February 3, 2012

PROXY STATEMENT

This Proxy Statement is furnished with the attached Notice of Special Meeting and with the accompanying Proxy on or about February 3, 2012, to each stockholder of record of TelVue Corporation (“TelVue” or the “Company”) at the close of business on February 1, 2012 (“Record Date”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the Special Meeting of Stockholders of TelVue to be held on March 12, 2012 at 10:00 A.M., at the executive offices of The Lenfest Foundation, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 450, West Conshohocken, PA 19428, and at any adjournment or adjournments thereof for the purposes stated below.

Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Special Meeting.  At the close of business on the Record Date, the total number of shares of TelVue’s common stock (the “Common Stock”) outstanding was 49,083,144 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Special Meeting.  Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of TelVue from Science Dynamics Corporation (“Science”) cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of TelVue.  Stockholders wishing to have the holding period waived may make written application to the Board by sending their request at any time prior to the Special Meeting to the Secretary of TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

QUORUM AND REQUIRED VOTE

The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary to hold a valid special meeting. If a broker that is a record holder of Common Stock does not return a signed Proxy, the shares of Common Stock represented by such Proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the meeting for purposes of determining the presence of a quorum.

Approval of the Debt Conversion Agreement (Proposal 1) requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.  Abstentions will have the same effect on the outcome of the vote as a “no” vote.  Brokers are not entitled to vote on this matter; therefore, broker non-votes will have no effect on the outcome of the vote on this proposal.  If you are a beneficial owner of shares held in street name, you must provide your broker with voting instructions so that your vote will be counted.  Approval of each proposal to amend the Certificate of Incorporation (Proposals 2, 3 and 4) requires the affirmative vote of the holders of sixty percent (60%) of all shares of stock of TelVue entitled to vote.  Abstentions will have the same effect on the outcome of each vote as a “no” vote.  With respect to Proposals 2 and 3, brokers are not entitled to vote on these matters; therefore, broker non-votes will have no effect on the outcome of the vote on these proposals.  If you are a beneficial owner of shares held in street name, you must provide your broker with voting instructions so that your vote will be counted.  With respect to Proposal 4, broker non-votes will have the same effect as a “no” vote.

The Board does not know of any matter other than the proposals above that is to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board intend to vote FOR all of the proposals.

REVOCABILITY OF PROXY

Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of TelVue in writing, delivering a duly executed Proxy bearing a later date or attending the Special Meeting and voting in person.

DISSENTER’S RIGHT OF APPRAISAL

The matters submitted to the stockholders for their approval will not give rise to dissenter’s appraisal rights under Delaware law.

PERSONS MAKING THE SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of TelVue. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or electronic transmission by directors, officers or other employees of TelVue, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Special Meeting will be borne by TelVue. TelVue will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power.

The Company’s current majority stockholder and director, H.F. Lenfest, is the holder of 38,016,586 shares of Common Stock, or approximately 77.5% of the shares of Common Stock currently issued and outstanding.  Mr. Lenfest has a direct interest in each of the proposals as described herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the record date, February 1, 2012 unless otherwise noted, certain information with respect to each person who was known to TelVue to be a beneficial owner of more than five percent (5%) of TelVue’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
H.F. Lenfest 300 Barr Harbor Drive Suite 460 West Conshohocken, PA 19428 Chairman of the Board and Director	38,016,586	77.5%

(1)           As of the record date, February 1, 2012, 49,083,144 shares of Common Stock were outstanding.

Security Ownership of Management

The following table sets forth, as of the record date, February 1, 2012, unless otherwise noted, certain information with respect to the Common Stock beneficially owned by the directors, the named executive officers, including significant employees of TelVue, and by all directors and officers as a group. With the exception of Mr. Lenfest, the address of all the persons listed below is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class (1)
H.F. Lenfest 300 Barr Harbor Drive, Suite 460 West Conshohocken, PA 19428 Chairman of the Board and Director	38,016,586	77.5%
Jesse Lerman President, Chief Executive Officer and Director	750,000 (2)	1.5%
Joy Tartar Director	93,952	0.2%
Robert Lawrence Director	47,535	0.1%
John Fell Secretary, Treasurer and Controller	316,667 (3)	0.6%
Paul Andrews Senior Vice President of Sales and Marketing	766,000 (4)	1.5%
Dan Pisarski Vice President of Engineering and Technical Support	350,000 (5)	0.7%
Randy Gilson Vice President of Technical Services	528,467 (6)	1.1%
All Directors, Officers and Significant Employees as a Group (8 Persons)	40,869,207	83.2%

(1)	As of the record date, February 1, 2012, 49,083,144 shares of Common Stock were outstanding.

(2)	Includes 750,000 shares that may be acquired at or within 60 days of February 1, 2012, pursuant to the exercise of outstanding options by Mr. Lerman.

(3)	Includes 316,667 shares that may be acquired at or within 60 days of February 1, 2012, pursuant to the exercise of outstanding options by Mr. Fell.

(4)	Includes 700,000 shares that may be acquired at or within 60 days of February 1, 2012, pursuant to the exercise of outstanding options by Mr. Andrews.

(5)	Includes 350,000 shares that may be acquired at or within 60 days of February 1, 2012, pursuant to the exercise of outstanding options by Mr. Pisarski.

(6)	Includes 266,667 shares that may be acquired at or within 60 days of February 1, 2012, pursuant to the exercise of outstanding options by Mr. Gilson.

PROPOSAL 1

AMENDMENT TO TELVUE’S CERTIFICATE OF INCORPORATION

TO RETIRE AND CANCEL EXISTING AUTHORIZED CLASS A PREFERRED STOCK

Proposal

TelVue’s Board of Directors adopted a resolution declaring it advisable to amend the Certificate of Incorporation to retire and cancel the Class A Cumulative ($0.06 semi-annual dividend) Convertible, Redeemable, Payment-in-Kind, Non-Voting Preferred Stock, having a par value of $1.00 per share.  6,900,000 shares of Class A Cumulative ($0.06 semi-annual dividend) Convertible, Redeemable, Payment-in-Kind, Non-Voting Preferred Stock, having a par value of $1.00 per share (the “Existing Authorized Convertible Class A Preferred Stock”) are currently authorized in the Certificate of Incorporation.  The Board of Directors further directed that the proposed actions be submitted for consideration by TelVue’s stockholders at a Special Meeting of Stockholders.

If the stockholders approve the amendment, TelVue will amend Article Four of the Certificate of Incorporation to retire and cancel the Existing Authorized Convertible Class A Preferred Stock as described above.  If adopted by the stockholders, the changes will become effective on the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware and such shares shall be retired and cancelled in accordance with Section 243 of the General Corporation Law of Delaware and the filing with the Delaware Secretary required thereby, and upon such retirement and cancellation, all references to the Existing Authorized Convertible Class A Preferred Stock in the amended Certificate of Incorporation shall be eliminated.  The affected text of Article Four of the Certificate of Incorporation as it is proposed to be amended is set forth as Appendix B to this Proxy Statement.

TelVue issued 3,518,694 shares of the Existing Authorized Convertible Class A Preferred Stock to H.F. Lenfest which Mr. Lenfest converted to Common Stock of TelVue in 2005.  No other shares of Existing Authorized Convertible Class A Preferred Stock have been issued.  3,381,306 shares of Existing Authorized Convertible Class A Preferred Stock, remain authorized but unissued.

Reason for Request of Stockholder Approval

As of December 30, 2011, the Company issued nine Line of Credit Notes and a non-interest bearing note (together, the “Notes”) to H.F. Lenfest, a director and the majority stockholder.  The aggregate principal amount of these Notes is $25,941,000, and the Notes have accrued and unpaid interest of $4,669,532, as of December 30, 2011. As a result of the Notes, the Company is highly leveraged and had a negative net worth of approximately $25,000,000 as of December 30, 2011. This significant negative net worth negatively impacts the Company’s operations, including its ability to raise additional capital.  In order to assist the Company in continuing operations and pursuing its strategic plan, on December 22, 2011, Mr. Lenfest agreed to issue the ninth Line of Credit Note in the amount of $5,000,000 (the “December 2011 Note”). Mr. Lenfest has agreed, pursuant to a Debt Conversion Agreement, pending approval of the Company’s stockholders to convert $20,941,000 and all accrued and unpaid interest on all of the Notes to Common Stock and to convert the remaining $5,000,000 into shares of preferred stock.  The terms and conditions of this preferred stock shall be governed by the Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), set forth in Exhibit A to Appendix A to this Proxy Statement, pending approval of the stockholders of the Company of the Debt Conversion Agreement (See Proposal 2) and the creation of the new Series A Convertible Preferred Stock pending approval of the Company’s stockholders (See Proposal 3).  Because the Existing Authorized Convertible Class A Preferred Stock has not been used by the Company, nor does the Company expect to use such stock and in order to avoid confusion with a new series of class A preferred stock, the Board of Directors recommends that the Company retire and cancel the Existing Authorized Convertible Class A Preferred Stock.

There are currently no issued or outstanding shares of the Existing Authorized Convertible Class A Preferred Stock.  The Company has no plans to issue any shares of the Existing Authorized Convertible Class A Preferred Stock.  Approval of the proposal would allow the Company to retire and cancel the Existing Authorized Convertible Class A Preferred Stock.

Effect of the Retirement and Cancellation of the Existing Authorized Convertible Class A Preferred Stock

As there are currently no issued or outstanding shares of the Existing Authorized Convertible Class A Preferred Stock there will be no effect to the stockholders in retiring and cancelling the Existing Authorized Convertible Class A Preferred Stock.  While the Company would no longer have the Existing Authorized Convertible Class A Preferred Stock available for issuance, retiring and cancelling the Existing Authorized Convertible Class A Preferred Stock would help the Company to recapitalize by eliminating other classes of preferred stock prior to the creation of and issuance of the new preferred stock pursuant to the terms of the Debt Conversion Agreement.  Retiring and cancelling the Existing Authorized Convertible Class A Preferred Stock would have the added effect of cleaning up the Company’s capital structure, potentially making it easier for the Company to undertake future financing or corporate transactions.

The Board of Directors deems the above proposal to be in the best interests of TelVue and has unanimously recommended the retiring and cancelling of the Existing Authorized Convertible Class A Preferred Stock.  The Board of Directors recommends a vote FOR the retiring and cancelling of the Existing Authorized Convertible Class A Preferred Stock.

PROPOSAL 2

DEBT CONVERSION AGREEMENT

Proposal

The Board of Directors, as advised by a Special Committee consisting of Director Robert Lawrence, has approved, and is submitting for stockholder approval, a Debt Conversion Agreement (the “Debt Conversion Agreement”) with its director and majority stockholder, H.F. Lenfest, to convert $25,941,000 of the principal amounts of the Notes held by Mr. Lenfest and all accrued and unpaid interest thereon into shares of Common Stock and shares of a Series A Convertible Preferred Stock.  The Board of Directors directed that the proposed Debt Conversion Agreement be submitted for consideration by TelVue’s stockholders at a Special Meeting of Stockholders.  The Board of Directors proposes that the stockholders approve the Debt Conversion Agreement, set forth as Appendix A to this Proxy Statement.  If the stockholders approve the Debt Conversion Agreement, TelVue will consummate the transactions in the Debt Conversion Agreement, subject to stockholder approval of Proposal 3 as well.

Reason for Request for Stockholder Approval

On January 11, 2012, TelVue executed a Debt Conversion Agreement with Mr. Lenfest, certain provisions of which are subject to approval of the Company’s stockholders, which will result in the issuance of shares of Common Stock and Series A Convertible Preferred Stock provided that Proposal 3 (authorization of the increase of the number of authorized shares of Common Stock and the authorization of 22,500 shares of Series A Convertible Preferred Stock) is approved by the Company’s stockholders.  In association with the Debt Conversion Agreement, management engaged 4Xe, LLC (“4Xe”) to act as the Company’s financial advisor.  While the transaction would successfully increase equity for the Company and reduce the Company’s debt, it will also have a dilutive effect on the Common Stock by substantially increasing the number of outstanding shares of Common Stock from approximately 49,000,000 to approximately 122,000,000 shares (such amount depends upon the accrual of interest to the date of the conversion as described below) and issuing new Series A Convertible Preferred Stock.

The terms of the Debt Conversion Agreement are that Mr. Lenfest agrees to (i) convert $20,941,000 of the principal amount of his Notes, plus all accrued but unpaid interest thereon and any additional interest accrued and unpaid on or before the closing of the Debt Conversion Agreement into shares of the Company’s Common Stock, at a conversion price of $0.35 per share; and (ii) to convert $5,000,000 of the principal amount of his Notes into shares of the Company’s Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock is convertible into shares of the Company’s Common Stock at a conversion price of $0.35 per share.  As of December 30, 2011, the number of shares into which the $20,941,000 Notes and accrued and unpaid interest would be converted is 73,172,949 shares of Common Stock.  This number of shares would slightly increase over time as a result of the accrual of interest on the outstanding debt.  For example, if the debt is converted as of March 15, 2012, the number of shares into which the $20,941,000 Notes and accrued and unpaid interest would be converted is 73,931,489 shares of Common Stock.  The number of shares into which $5,000,000 of the principal amount of his Notes will be converted is 14,285.714 shares of Series A Convertible Preferred Stock.  This number does not change as the interest on such notes will be converted into Common Stock noted above.  Stockholders are advised to review the Debt Conversion Agreement set forth as Appendix A to this Proxy Statement.

Effect of the Debt Conversion Agreement on the Company

The Board of Directors of the Company believes that as a result of the Notes, the Company is highly leveraged.  The Company has a negative net worth of approximately $25,000,000 as of December 30, 2011.  The foregoing has continued to negatively impact the Company’s operations including its ability to raise additional capital.  At its meeting on December 2, 2011, the Board of Directors, with Mr. Lenfest abstaining, determined that a debt conversion was advisable, fair to and in the best interests of the Company and all of its stockholders.  The Board of Directors authorized Jesse Lerman, a Director and the President and Chief Executive Officer of the Company, to negotiate the final terms of the Debt Conversion Agreement with Mr. Lenfest, and designated Robert Lawrence, a Director of the Company, to be a Special Committee formed to complete any final review and make any decisions regarding the terms of the Debt Conversion Agreement.  The principal terms of the Debt Conversion Agreement were approved with Mr. Lenfest and Ms. Joy Tartar abstaining from the vote as a result of their direct and indirect interest in the transaction (see Interest of TelVue Directors in the Transaction below) and Mr. Lerman abstaining as an employee director.  In reaching its decision to pursue a debt conversion, the Board of Directors considered a number of factors, including the following:

•                  the increasing challenges which the Company was facing from an operational perspective, and accordingly, the need to have capital available to it in order to meet these challenges;

•                  the Board of Director’s familiarity with, and presentations by the Company’s management regarding, the business, operations, assets, financial condition, business strategy and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the industry in which the Company operates, the industry trends, and economic and market conditions, both on an historical and on a prospective basis;

•                  the current and historical market price of the Common Stock of the Company;

•                  the risks and costs to the Company if the debt conversion were not to proceed, including the future interest payments and the adverse impact on the Company’s liquidity to making the principal payments on the Notes as they are due; and

•                the opinion of 4Xe that the terms of the debt conversion transaction are fair to the Company and its minority stockholders from a financial point of view.  The opinion of 4Xe is set forth as Appendix D to this Proxy Statement.

The foregoing discussion addresses the material information and factors considered by the Board of Directors in its consideration of the debt conversion and the Debt Conversion Agreement.  In view of the variety of factors and the amount of information considered, the Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors it considered in reaching its determination.  The determination was made after consideration of all of the factors as a whole.

Impact on Stockholders of Approval or Disapproval of this Proposal

The substantial increase in the number of outstanding shares of Common Stock will have a dilutive effect on the Common Stock of the Company.  However, the Debt Conversion Agreement and associated issuance of shares of Common Stock will eliminate all of the Company’s existing debt to Mr. Lenfest.  It is unknown the effect, positive or negative, that the transactions to be undertaken pursuant to the Debt Conversion Agreement would have on the future value of the Company or the Common Stock.  In connection with the Debt Conversion Agreement, as noted above, TelVue’s management engaged 4Xe to act as the Company’s financial advisor and to render an opinion as to the fairness of the debt conversion from a financial point of view to the minority stockholders of TelVue (i.e., those stockholders other than Mr. Lenfest, management and the other directors) (the “Minority”).

4Xe has worked with the Company on certain long-term planning projects since March 2011. On December 2, 2011, 4Xe presented to the TelVue Board of Directors its findings as to the fairness of the conversion to the

Minority, and submitted formal opinion letters (the “Opinion Letters”)  that the terms of the conversion were fair to the Minority from a financial point of view.  The Opinion Letters, set forth as Appendix D to this Proxy Statement, describe the due diligence conducted by 4Xe, the data reviewed and analyses that were performed.  The investigation of 4Xe included review of (i) TelVue corporate documents and material agreements; (ii) audited annual and unaudited interim financial statements as filed with the Securities and Exchange Commission over the last five years; (iii) confidential business plans and forecasts; customer contract forms and methods of doing business; (iv) the Company’s product lines and profitabilities; and (v) the Company’s technical and product/service development plans.  In conducting its analysis, 4Xe examined the trading prices and volumes of TelVue’s Common Stock, the valuations of publicly-traded companies providing infrastructural products and services to the video broadcast industry in relation to their sales, operating profitability, free cash flow and book values. In addition, 4Xe calculated discounted future net cash flows from TelVue’s current and anticipated products and services under several scenarios relating primarily to the Company’s success in launching new services.  4Xe also reviewed recent acquisition multiples of publicly traded and selected private companies in the video broadcast infrastructure and services industry.  In its analysis 4Xe made certain assumptions, including the completeness and accuracy of the Company’s financial statements, and that the Company would be operating in a difficult but stable economic environment over the next few years, and would have access to materials and personnel needed to conduct and grow its business. Based on the investigation and types of data and analyses described above, 4Xe reported to the TelVue Board of Directors on December 2, 2011, that in its opinion, the debt conversion is fair to the Minority from a financial point of view.  However, 4Xe did not make or obtain any independent valuations or appraisals of the assets or liabilities, contingent or otherwise, of the Company.

Interest of TelVue Directors in the Transaction

When considering the recommendation of the TelVue Board of Directors, you should be aware that H.F. Lenfest, TelVue’s Director and majority stockholder has interests in the transaction that may be different from, or are in addition to, your interests since Mr. Lenfest is the holder of the Notes and the majority stockholder of TelVue.  If Proposal 2 is approved and Mr. Lenfest’s debt is converted under the Debt Conversion Agreement, Mr. Lenfest would hold 91% of the Company’s Common Stock as of March 15, 2012. As Mr. Lenfest’s Chief Financial Officer with the Lenfest Foundation, Ms. Tartar also has interests that may be different from, or in addition to, your interests. The TelVue Board of Directors was aware of these conflicts and considered them.  The Board of Directors appointed Jesse Lerman, Director, President and Chief Executive Officer to represent the Company in negotiations with Mr. Lenfest and created a Special Committee of one Director, Robert Lawrence, to review and approve the terms of the Debt Conversion Agreement.  The Special Committee has approved the terms of the Debt Conversion Agreement.

Certain U.S. Federal Income Tax Consequences

Section 108 of the Internal Revenue Code generally provides that a corporation may realize cancellation of indebtedness (“COD”) income on the cancellation of its debt in exchange for the issuance of its stock.  Under this provision, the Company will be treated as having satisfied the Notes with an amount of money equal to the fair market value of the shares of Common Stock and Series A Convertible Preferred Stock transferred in the debt conversion, and COD income would result if, and to the extent that, the amount of the Notes (including the accrued and unpaid interest thereon) exceeds the fair market value of Common Stock and Series A Convertible Preferred Stock transferred in the debt conversion.  Under a special rule applicable to “insolvent” taxpayers, if and to the extent that the Company is insolvent before the debt conversion occurs, the Company would generally exclude from gross income any COD income arising from the debt conversion.  To the extent, however, that the Company is made solvent by the debt conversion, the Company would recognize COD income arising from the debt conversion.  The Company does not expect to recognize substantial COD income as a result of the debt conversion.

The Board of Directors deems the above proposal to be in the best interests of TelVue and has unanimously recommended the Company undertake the transactions proposed in the Debt Conversion Agreement.  The Board of Directors recommends a vote FOR the Debt Conversion Agreement.

PROPOSAL 3

AMENDMENT TO TELVUE’S CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 600,000,000 AND TO AUTHORIZE 22,500 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK WITH SUCH DESIGNATIONS, RIGHTS AND PREFERENCES AS INDICATED IN THE CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

Proposal

TelVue’s Board of Directors adopted resolutions declaring it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of TelVue’s Common Stock and to authorize 22,500 shares of Series A Convertible Preferred Stock. TelVue’s Certificate of Incorporation presently authorizes the issuance of 100,000,000 shares of Common Stock, having a par value of $.01 per share, and 6,900,000 shares of Class A Cumulative ($0.06 semi-annual dividend) Convertible, Redeemable, Payment-in-Kind, Non-Voting Preferred Stock, having a par value of $1.00 per share. The Board of Directors proposes that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 100,000,000 shares to 600,000,000 shares. The Board of Directors further proposes that the Certificate of Incorporation be amended to retire and cancel the Class A Cumulative ($0.06 semi-annual dividend) Convertible, Redeemable, Payment-in-Kind, Non-Voting Preferred Stock, having a par value of $1.00 per share (See Proposal 1) and authorize 22,500 shares of Series A Convertible Preferred Stock having the preferences, limitations and relative rights set forth in the Certificate included as Exhibit A to Appendix A to this Proxy Statement. The Board of Directors further directed that the proposed actions be submitted for consideration by TelVue’s stockholders at a Special Meeting of Stockholders.

If the stockholders approve the amendment, TelVue will amend Article Four of the Certificate of Incorporation to increase the number of authorized shares of TelVue’s Common Stock and authorize the Series A Convertible Preferred Stock as described above. If adopted by the stockholders, the changes will become effective on the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The affected text of Article Four of the Certificate of Incorporation as it is proposed to be amended is set forth as Appendix B to this Proxy Statement.

As of the close of business on the record date, TelVue had 49,083,144 issued and outstanding shares of Common Stock. This amount excludes (i) 8,450,000 shares of Common Stock issuable upon the exercise of currently outstanding options and (ii) 4,750,000 shares of Common Stock available for issuance under TelVue’s stock option and purchase plans, and (iii) 3,381,306 shares of Existing Authorized Convertible Class A Preferred Stock. As indicated in Proposal 1, there are currently no issued or outstanding shares of the Existing Authorized Convertible Class A Preferred Stock and the Company intends to retire and cancel the Existing Authorized Convertible Class A Preferred Stock, pending approval of the stockholders of the Company (See Proposal 1).

Reason for Request for Stockholder Approval

Authorization of the Increase in the Authorized Common Stock.  As noted in Proposal 2, the Company has entered into a Debt Conversion Agreement with Mr. Lenfest, subject to stockholder approval.  The terms of the Debt Conversion Agreement are that Mr. Lenfest agrees to (i) convert $20,941,000 of the principal amount of his Notes, plus all accrued but unpaid interest thereon and any additional interest accrued and unpaid on or before the closing of the Debt Conversion Agreement into shares of the Company’s Common Stock, at a conversion price of $0.35 per share.  As of December 30, 2011, the number of shares into which the $20,941,000 Notes and accrued and unpaid interest would be converted is 73,172,949 shares of Common Stock.  This number of shares would slightly increase over time as a result of the accrual of interest on the outstanding debt.  For example, if the debt is converted as of March 15, 2012, the number of shares into which the $20,941,000 Notes and accrued and unpaid interest would be converted is 73,931,489 shares of Common Stock.

In addition, for purposes of consummating the Debt Conversion Agreement, the Board of Directors also believes that it is in the best interests of TelVue and its stockholders to increase the number of authorized shares of Common Stock in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and to provide additional shares that could be issued in business combinations and to better position the Company for future trading should a transaction be entered into and completed. Approval of the proposal would also permit additional shares of stock to be issued without the expense and delay of a stockholders’ meeting, which could delay or prevent the consummation of a transaction.  Therefore, the Board of Directors proposes that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock to 600,000,000 shares in order to be able to consummate the Debt Conversion Agreement as well as for the additional reasons noted herein.

Authorization of the 22,500 shares of Series A Convertible Preferred Stock.  On December 22, 2011 the Company issued a $5,000,000 Line of Credit Note to H.F. Lenfest, a director and majority stockholder (the “December 2011 Note”).  Mr. Lenfest has agreed, subject to the conditions set forth in the Debt Conversion Agreement dated January 11, 2012, set forth as Appendix A to this Proxy Statement, pending approval by the stockholders of the Company (See Proposal 2), to convert the principal amount of the December 2011 Note into 14,285.714 shares of the Company’s Series A Convertible Preferred Stock having the designations, rights and preferences set forth in the Certificate included as Exhibit A to Appendix A to this Proxy Statement and all accrued but unpaid interest on the December 2011 Note will convert into Common Stock of the Company.  The general terms of such stock are as follows: The original issue price is $350.00 per share; the shares are convertible at any time at the Series A Conversion Price in effect at the time of conversion (initially the Series A Conversion Price is equal to $0.35); dividends accrue at the rate per annum of $14.00 per share, payable only when declared by the Company; in the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, before any payment is made to the holders of Common Stock; and certain other terms and conditions, all as more fully enumerated in the Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, set forth in Exhibit A to Appendix A to this Proxy Statement.  As noted in the designation, the dividends will be paid in Series A Convertible Preferred Stock.  Therefore, the Board of Directors proposes that the Certificate of Incorporation be amended to authorize 22,500 shares of Series A Convertible Preferred Stock.

Effect of the Issuance of Additional Shares of Common Stock

The issuance of additional shares of Common Stock would reduce existing stockholders’ fully diluted percentage ownership and relative voting power and, depending upon the terms of the transaction in which the shares are issued, could have a dilutive effect on earnings per share and per share book value, as well as other per share financial measures. In addition, the increase in the shares of authorized Common Stock could enable the Board of Directors to render more difficult an attempt by another person or entity to obtain control of TelVue. The Board of Directors has no present intention of issuing additional shares for such purpose and has no present knowledge of any takeover efforts by any person or entity which would warrant such issuance.

Effect of Authorization of New Series A Convertible Preferred Stock

The authorization of Series A Convertible Preferred Stock would reduce existing stockholders’ percentage ownership and relative voting power and, depending upon the terms of the transaction in which the Series A Convertible Preferred Stock is issued and the designations, rights and preferences of the Series A Convertible Preferred Stock, could have a dilutive effect on earnings per share and per share book value, as well as other per share financial measures. Such effects include (i) a preference in the payment of dividends to holders of the Series A Convertible Preferred Stock and (ii) dilution of the equity interests and voting power of holders of Common Stock if the Series A Convertible Preferred Stock is converted into Common Stock.

The Board of Directors deems the above proposal to be in the best interests of TelVue and has recommended the increase of the number of authorized shares of TelVue’s Common Stock to 600,000,000 shares and the authorization of 22,500 shares of Series A Convertible Preferred Stock.  The Board of Directors recommends a vote FOR the increase of the number of authorized shares of TelVue’s Common Stock and the authorization of 22,500 shares of Series A Convertible Preferred Stock.

PROPOSAL 4

AMENDMENT OF TELVUE’S CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Proposal

The Board of Directors has approved, and is submitting for stockholder approval, an amendment to the Certificate of Incorporation as set forth as Appendix C to this Proxy Statement. The amendment makes the following changes to the Company’s Certificate of Incorporation in order to effectuate a reverse stock split of the authorized and outstanding shares of the Company’s Common Stock at a ratio of 1-for-200 (the “Reverse Stock Split”).

By approving this proposal, stockholders would give the Board authority to effect the Reverse Stock Split. If this proposal is approved, the Board may also, after its adoption but prior to effectiveness, without further action of the stockholders, abandon the amendment to the Certificate of Incorporation contemplating the Reverse Stock Split.

Reason for Request for Stockholder Approval

On January 11, 2012, TelVue executed a Debt Conversion Agreement with its director and majority stockholder, H.F. Lenfest, subject to approval of the Company’s stockholders (See Proposal 2) which will result in the issuance of over 73,172,949 shares of Common Stock as described in Proposal 3, provided that Proposal 3 (the increase of the number of authorized shares) is approved by the Company’s stockholders as well. As a result of the debt conversion, the Company would reduce its annual corporate interest payments by approximately $1,291,213 as of the record date.  While the transaction would successfully increase equity for the Company and reduce the Company’s debt, it will also have a dilutive effect on the Common Stock by substantially increasing the number of outstanding shares of Common Stock, prior to the Reverse Stock Split.  A reverse stock split does not change the relative (or percentage) ownership of any stockholder, but changes the number of shares authorized and outstanding.

The debt conversion, if approved, will increase the number of issued and outstanding shares of Common Stock from approximately 49,000,000 to approximately 122,000,000 with the exact number dependent upon the accrual of interest to the closing date of the conversion. Additional increases in the number of shares of Common Stock outstanding could result from (i) the possible exercises of incentive stock options, for which 13,200,000 have been granted or are reserved for possible grant under the 1999 and 2009 Incentive Stock Option Plans; (ii) the possible conversion of the Series A Convertible Preferred Stock, which is proposed for authorization under Proposal 3, into 14,285,714 shares of Common Stock; and (iii) the possible conversion of pay-in-kind dividends on the Series A Convertible Preferred Stock into shares of Common Stock.  The debt conversion, if approved, means that the number of shares outstanding will increase by approximately 149%, and could be as much as 195% higher with the possible exercise of the granted stock options and the possible conversion of the proposed new Series A Convertible Preferred Stock. While it is uncertain what the impact of the debt conversion will be on the share price, the Company believes that the debt conversion creates an opportunity to establish a higher stock price through a reverse stock split and address several issues. A reverse stock split, by itself, has no impact on what a given stockholder’s percentage ownership in a company is, but by contracting the number of shares, should establish a higher price.

TelVue’s Common Stock has consistently traded below $1.00 per share for the last five years. The 52-week high-low range for the shares, which have been quoted on the OTCQB, the middle tier of the Over-The-Counter market, has been from $0.50 to $0.07. The Company believes that the TelVue stock price level and volatility are disincentives to ownership and investment by potential investors.  Many institutional investors and investment funds may be reluctant to invest, and in some cases prohibited from investing, in lower-priced stocks. Brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks, as many brokerage firms are either prohibited or discouraged from recommending lower-priced stocks to their clients.  The level of the stock price and its volatility have restricted the types of investors who could purchase TelVue shares and have therefore diminished the liquidity of the market for its stock. The level of the stock price also discourages coverage or review of the performance of the Company by professional securities analysts, who could play an important role in evaluating and explaining to investors the prospects and performance of a high-technology company. The Company believes that an increase in the share price may encourage additional investor interest in the Company by allowing for more liquidity and therefore a broader range of investors to purchase the Common Stock.  The Company also believes that the increase in the stock price that it expects to result from the Reverse Stock Split could decrease price volatility, as small changes in the price of the Common Stock currently result in relatively large percentage changes in the stock price.

In addition, the volatility and level of the stock price renders the Common Stock a less attractive merger/acquisition currency at a time when the industry is rapidly changing and in which opportunities for business combinations that could strengthen the Company’s technology portfolio are available. The Company believes that an increase in the stock price may make the stock more attractive as currency in possible future intellectual property acquisition or corporate mergers and acquisitions activity.

In making a determination of the ratio for the Reverse Stock Split, the Company has considered the following factors: the very high volatility of the stock price, its consistent trading as a penny stock, the difficulty of judging the post-reverse split trading range for a penny stock from the historical data, and the general negative financial market perception of a company which does not establish a trading range that is consistently above $5.00 per share. In addition, the Company considered its negative operating income that resulted from staffing levels and investment levels designed to extend its product and service lines. These factors, in conjunction with a review of industry trading multiples, have led the Company to the conclusion that the Reverse Stock Split ratio of 1-for-200 best balances the interests of lowering the probability that the stock price will trade in a range that makes it unattractive to new classes of potential investors, and maintaining a reasonable share float. TelVue also believes that a strong consideration is to reduce the risk of the need for any further reverse split of the Company’s capital stock.  Based on independent financial analysis by the Company’s financial advisor that considered post-conversion enterprise value as well as the Opinion Letters provided by our financial advisor, and given that it is unknown exactly how the transaction will impact the share price, the Company believes that a 1-for-200 ratio best balances the goals of trading in an appropriate range while minimizing the likelihood of having to do another reverse split in the future.

Procedure for Effecting Reverse Stock Split

If the stockholders approve this proposal and the Board decides to implement the Reverse Stock Split, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State, at which time the Reverse Stock Split will become effective (the “Effective Time”).

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is approved, there will be no impact on stockholders until the Board determines to implement the Reverse Stock Split. The Reverse Stock Split, once implemented, would affect all the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power, except for stockholders who are cashed out as a result of holding fractional shares of Common Stock (the treatment of which is described below under “Fractional Shares”).

The principal effects of the Reverse Stock Split would be that:

•       each 200 shares of Common Stock would be reclassified and combined into one share of Common Stock;

•       the total number of authorized shares of Common Stock would be decreased to 3,000,000 shares;

•       the total number of outstanding shares of Common Stock would be decreased based on the Reverse Stock Split ratio of 1-for-200;

•       based on the Reverse Stock Split ratio of 1-for-200, the per share exercise price of all outstanding option awards would be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all such awards and the number of vested and unvested shares subject to outstanding option and other stock awards would be reduced proportionately;

•       based on the Reverse Stock Split ratio of 1-for-200, the conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of Common Stock would be increased proportionately and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be reduced proportionately; and

•       the Reverse Stock Split would likely increase the number of stockholders who own odd lots (less than 100 shares).

The Reverse Stock Split would not affect the par value, nor any of the terms, of the Common Stock. After the Reverse Stock Split, all shares of Common Stock would have the same voting rights, and rights to dividends and other distributions (if any) by the Company. At the Effective Time, all shares of Common Stock other than fractional shares (the treatment of which is described below under “Fractional Shares”) would be reclassified and combined, automatically and without further action on the stockholders’ part, into the number of shares determined according to the Reverse Stock Split ratio of 1-for-200. After the Effective Time, the Common Stock would have a new CUSIP number, which is a number used to identify the Company’s equity securities. Stock certificates issued before the Reverse Stock Split will reflect the older CUSIP number and should be returned to the Company’s transfer agent by following the procedures described below under “Effect on Registered Certificated Shares.” After the Effective Time, the Company would continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Common Stock will continue to be listed on the OTC Markets Group’s quotation service under the symbol TEVE.PK.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the Reverse Stock Split (if any), the market price of the Common Stock will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the proposed Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock after such Reverse Stock Split will be maintained for any period of time or not decrease in the future. Other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business and prospects may adversely affect the stock price.

Because the Reverse Stock Split will reduce the number of shares of Common Stock available in the public market, the trading market for the Common Stock may be negatively affected, particularly if the stock price does not increase as a result of the Reverse Stock Split. The Reverse Stock Split may also result in some stockholders owning “odd lots” of fewer than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Fractional Shares

The Company will not issue fractional shares in connection with any Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Company’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them, will have to seek to obtain such funds directly from the state to which they were paid.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Common Stock with a bank, broker or other nominee, and if you have any questions in this regard, the Company encourages you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

•            If you hold registered shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

•                      If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of Common Stock you hold.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of Common Stock for a statement of holding. When you submit your certificate representing the pre-Reverse Stock Split shares of Common Stock, your post-Reverse Stock Split shares of Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse Stock Split shares of Common Stock you own in book-entry form. The Company will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse Stock Split ownership interest.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO BY THE TRANSFER AGENT.

Exchange of Stock Certificates

Shortly after the effective date of the Reverse Stock Split, each holder of an outstanding certificate theretofore representing shares of our common stock will receive from Continental Stock Transfer & Trust Company, the Company’s transfer agent for the Reverse Stock Split, instructions for the surrender of the certificate to the transfer agent. The instructions will include a form of transmittal letter to be completed and returned to the transfer agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the Reverse Stock Split represented shares of Common Stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name the certificate had been issued certificates registered in the name of that person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear any legends restricting the transfer of the shares that were borne by the surrendered certificates representing the shares of Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of the issuance that (i) the person requesting the issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of the certificate, if any) or establish to the Company’s satisfaction that the taxes have been paid or are not payable, (ii) the transfer shall comply with all applicable federal and state securities laws, and (iii) the surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

Accounting Consequences

The par value per share of Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, at the Effective Time of the Reverse Stock Split, the portion of stockholders’ equity on the Company’s balance sheet attributable to Common Stock will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-200, from its present amount, and the additional paid-in capital account shall be credited with the same by which the Common Stock is reduced. This entry will result in a zero net impact to total stockholders’ equity, other than as fractional shares are impacted as discussed above. In the aggregate, the Company’s stockholders’ equity will remain substantially unchanged. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences

The following description of certain U.S. federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, foreign entities, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. In addition, this discussion applies only to stockholders who hold their shares of Common Stock as capital assets. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Reverse Stock Split.

The Company believes that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split would have the federal income tax consequences described below.

A stockholder will not recognize any gain or loss for U.S. federal income tax purposes upon the conversion of pre-Reverse Stock Split shares into post-Reverse Stock Split shares pursuant to the Reverse Stock Split except for any gain or loss recognized with respect to cash received in lieu of a fractional share. In general, a stockholder will recognize gain or loss on any cash received in lieu of a fractional share equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s tax basis of the pre-Reverse Stock Split shares that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the stockholder’s holding period in its pre-Reverse Stock Split shares is more than one year as of the Reverse Stock Split.  In the aggregate, such a stockholder’s tax basis in its post-Reverse Stock Split shares, including any fractional share for which cash is received, will equal the stockholder’s tax basis in its pre-Reverse Stock Split shares, and the holding period of the post-Reverse Stock Split shares will include the holding period of the pre-Reverse Stock Split shares.

The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

The Board of Directors deems the above proposal to be in the best interests of TelVue and has unanimously recommended that stockholders vote FOR the proposal to approve the amendment to the Certificate of Incorporation to effect a reverse stock split of the authorized and outstanding shares of Common Stock at a ratio of 1-for-200.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholders intending to submit proposals to be included in TelVue’s proxy statement for the annual meeting of stockholders to be held in 2012 must have submitted their proposals to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 by December 31, 2011. Such proposals must have related to matters appropriate for stockholder action and be consistent with the rules and regulations of the SEC.

Stockholders intending to present proposals at the 2012 annual meeting of TelVue, and not intending to have such proposals included in TelVue’s 2012 proxy statement, must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than March 15, 2012. If notification of a stockholder proposal is not received by the above date, TelVue may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

Appendix A

DEBT CONVERSION AGREEMENT

This DEBT CONVERSION AGREEMENT (“Agreement”), dated as of January 11, 2012, by and between TELVUE CORPORATION, a Delaware corporation (the “Company”) and H.F. LENFEST, an individual resident of the Commonwealth of Pennsylvania (“Lenfest”).

WHEREAS, through December 30, 2011, the Company issued nine (9) Line of Credit Notes to Lenfest in an aggregate principal amount of $25,400,000 and an unsecured, non-interest bearing note in the principal amount of $541,000 (each a “Note” and collectively, the “Notes”), which have accrued and unpaid interest of $4,669,532 thereon;

WHEREAS, as a result of the Notes and the Company’s other outstanding indebtedness, the Company is highly leveraged and had a negative net worth of approximately $25,000,000 as of December 30, 2011;

WHEREAS, the foregoing has continued to negatively impact the Company’s operations, including its ability to raise additional capital; and

WHEREAS, as more fully described below, Lenfest has agreed to convert the principal amount of the Notes into shares of common stock, par value $.01 per share (“Common Stock”), and shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”), of the Company.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties intending to be legally bound hereto hereby agree as follows:

1.             DEBT CONVERSION.

(a)           As of December 30, 2011, Lenfest agrees, subject to the conditions set forth herein, to convert $20,941,000 of the principal amount of his Notes, plus all accrued but unpaid interest thereon, into 73,172,949 shares of the Company’s Common Stock (the “Conversion Shares”) at a conversion price of $0.35 per share (the “Conversion Price”).

(b)           Lenfest also agrees, subject to the conditions set forth herein, to convert $5,000,000 of the principal amount of his Notes dated December 22, 2011, into 14,285.714 shares of the Company’s Series A Stock having the designations, rights and preferences as described in Exhibit A hereto.  Such shares of Series A Stock will be convertible into shares of the Company’s Common Stock at a price per share equal to the Conversion Price.  All accrued but unpaid interest on the $5,000,000 of the Note dated December 22, 2012, shall be converted into shares of the Company’s Common Stock at the Conversion Price.

(c)           Lenfest also agrees to convert (i) any additional amounts loaned to the Company on or before the Closing (as defined below) and (ii) any additional interest that accrues on all Notes from the date of this Agreement through the Closing Date, into shares of the Company’s Common Stock at the Conversion Price.

(d)           Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 10:00 a.m., local time, on the date on which the last of the conditions set forth in Section 4(a) and (b) below is fulfilled, at the offices of Saul Ewing, LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania, 19102, or at such other time, date or place as the parties may agree upon in writing.  At the Closing, Lenfest shall deliver each Note for cancellation and the Company shall deliver a certificate evidencing ownership of the Conversion Shares and including customary restrictive legends.  If Lenfest has lost his Notes and is unable to deliver his Notes at the Closing, he shall submit an affidavit of loss and indemnity agreement so that the missing or lost Notes may be replaced and deemed cancelled in accordance with the terms hereof.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Conversion.

2.             REPRESENTATIONS AND WARRANTIES OF COMPANY.  The Company hereby represents and warrants to Lenfest as follows:

(a)           As of December 30, 2011, the Company has 100,000,000 shares of Common Stock authorized, of which 49,083,144 shares of Common Stock are issued and outstanding.  All of the issued and outstanding shares of the Company’s Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion Shares to be issued and delivered to Lenfest upon conversion of the Notes have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable.

(b)           The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company is a party.

(c)           None of the Company’s Certificate of Incorporation, as amended, or Bylaws, or the laws of Delaware, contain any applicable anti-takeover provision or statute which would restrict the Company’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of Lenfest’s rights following consummation of the transaction contemplated by this Agreement.

(d)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(e)           The Company has filed with the Securities and Exchange Commission (the “Commission”) all periodic reports, registration statements and proxy statements required to be filed by it prior to the date of this Agreement.

3.             REPRESENTATIONS AND WARRANTIES OF LENFEST.  Lenfest represents and warrants to the Company as follows:

(a)           Lenfest has full legal power to execute and deliver this Agreement and to perform his obligations hereunder. All acts required to be taken by Lenfest to enter into this Agreement and to carry out the transaction contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Lenfest enforceable in accordance with its terms.

(b)           Lenfest has reviewed the filings of the Company referred to in Section 2(e) above.

(c)           Lenfest has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(d)           Lenfest has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(e)           Lenfest is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making his decision to enter into this Agreement and to consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to Lenfest.

4.             CONDITIONS.

(a)           The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)            The representations and warranties of Lenfest set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii)           All proceedings, corporate or otherwise, to be taken by Lenfest in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Lenfest shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)          Lenfest shall have delivered to the Company for cancellation his Notes or an affidavit of loss and indemnity.

(iv)          The stockholders of the Company shall have taken all requisite actions to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to at least 600,000,000 and the Company shall have filed such amendment with the Secretary of State of the State of Delaware.

(v)           The Company shall have received a customary fairness opinion reasonably acceptable to its Board of Directors stating that the Conversion Price is fair and reasonable.

(b)           The obligations of Lenfest to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)            The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii)           All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Lenfest shall have been obtained in form and substance reasonably satisfactory to Lenfest.

5.             FILINGS.  Promptly after execution of this Agreement, the Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) with respect to the transactions contemplated hereby. The Company shall provide Lenfest with drafts of the Form 8-K and a reasonable opportunity to comment thereon. No party hereto shall make any public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the Form 8-K without the prior approval of the other party as to the form and content thereof, which approval will not be unreasonably withheld. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

6.             TERMINATION.  This Agreement may be terminated no later than the Closing:

(a)           At the option of any party in the event that the Debt Conversion has not occurred by May 31, 2012 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b)           By Lenfest if (i) the Company’s Board of Directors failed to recommend or withdrew or modified in a manner adverse to Lenfest its approval of the Debt Conversion or (ii) if the Company’s stockholders do not approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock to at least 600,000,000 and to authorize 22,500 shares of Series A Stock having the designations, rights and preferences as described in Exhibit A hereto;

(c)           At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

(d)           At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

7.             MISCELLANEOUS.

(a)           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by a recognized courier service, telegraphed, telexed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid.  Any such notice shall be deemed given and received (whether actually received or not) on the day it is delivered personally or delivered by a recognized courier service as aforesaid, or telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

If to Company:

TelVue Corporation

1600 Horizon Way, Suite 500

Mt. Laurel, NJ  08054

Attn.:  John Fell, Treasurer-Controller

with a copy to:

Saul Ewing LLP

Centre Square West

1500 Market Street, 38th Floor

Philadelphia, PA  19102

Attn.:  Craig F. Zappetti, Esquire

If to Lenfest:

H.F. Lenfest

300 Barr Harbor Drive, Suite 460

West Conshohocken, PA  19428

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

(b)           Entire Agreement.  This Agreement (including the exhibits and schedules attached hereto) constitutes the entire agreement among the parties, and supersede all prior agreements, written or oral, with respect to the subject matter of this Agreement.

(c)           Waivers and Amendments.  This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.  Nor shall any waiver on the part of any party of any such right, power, or privilege, nor any single or partial exercise of any such right, power, or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws, and not the choice of law provisions, of the State of Delaware.

(e)           Binding Effect, No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties’ and their respective successors and permitted assigns and legal representatives.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

(f)            No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein.

(g)           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(h)           Exhibits and Schedules.  The exhibits and schedules attached hereto are a part of this Agreement as if fully set forth herein.  All references herein to Articles, Sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

(i)            Headings.  The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

(j)            Severability.  The parties hereto expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations or decisions of any governmental or regulatory body.  If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, such sections, sentences, words, clauses, or combinations thereof shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

(k)           Cooperation.  The parties agree to use their reasonable efforts and to cooperate with one another to effect the transactions contemplated hereby within the terms and provisions of this Agreement.  Each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

(l)            Survival of Representations, Warranties, and Covenants.  Notwithstanding any investigation of any of the parties hereto, all representations and warranties made by the parties in this Agreement or in any exhibit, schedule, certificate, writing, filing, or other instrument made or delivered in connection herewith shall survive the execution and delivery hereof and shall remain in full force and effect for a period of six (6) months from and after the date of this Agreement.

(m)          No Broker.  Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees, finders’ fees or agents’ commissions in connection with this Agreement and the transactions contemplated hereby, and agrees that it will indemnify and hold harmless the other party against any claim for brokerage and finders’ fees or agents’ commissions incurred by it in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

TELVUE CORPORATION

By:	/s/ Jesse Lerman
	Name:	Jesse Lerman
	Title:	President and Chief Executive Officer

/s/ H.F. Lenfest
H.F. Lenfest

EXHIBIT A

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

TELVUE CORPORATION

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

The undersigned officers of TelVue Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the said Board of Directors authorized the series of Preferred Stock hereinafter provided for and established the voting powers thereof and has adopted the following resolution creating a series of 22,500 shares of Preferred Stock designated as Series A Convertible Preferred Stock:

“RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a new series of Preferred Stock of the Corporation is hereby created and designated as Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”).

The designation and amount and the voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Preferred Stock, and the qualifications, limitations or restrictions thereof are as set forth below:

1.             Dividends.

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $14.00 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”).  Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 1 or in Subsections 2.1 and 6, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends.  The Accruing Dividends shall be payable in either cash or shares of Series A Preferred Stock as determined by the Corporation.  The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.  The “Series A Original Issue Price” shall mean $350.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.             Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1           Preferential Payments to Holders of Series A Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock  the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2           Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3           Deemed Liquidation Events.

2.3.1        Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least three (3) days prior to the effective date of any such event:

(a)           a merger or consolidation in which

(i)                         the Corporation is a constituent party or

(ii)                      a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2        Effecting a Deemed Liquidation Event.

(a)           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)           In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the holder of the then outstanding shares of Series A Preferred Stock so requests in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The provisions of Subsections 6.2 and 6.3 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 2.3.2(b).  Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3        Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3.             Voting.

3.1           General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

4.             Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1        Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to $0.35.  Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2        Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

4.2           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1        Notice of Conversion.  In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

4.3.2        Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3        Effect of Conversion.  All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4        No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of

Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.5           Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)                    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.6           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5 or 4.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion

Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.8           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.9           Notice of Record Date.  In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.             Mandatory Conversion.

5.1           Trigger Events.  Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2           Procedural Requirements.  All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.             Redemption.

6.1           Redemption.  Shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series A Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Redemption Price”), in one (1) installment commencing upon the earlier of (i) the election of the Corporation or (ii) not more than ten (10) days after receipt by the Corporation at any time on or after a Deemed Liquidation Event, from the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, of written notice requesting redemption of all shares of Series A Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date”.  On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, that number of outstanding shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2           Surrender of Certificates; Payment.  On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series A

Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

6.3           Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.             Redeemed or Otherwise Acquired Shares.  Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8.             Waiver.  Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least fifty percent (50%) of the shares of Series A Preferred Stock then outstanding.

9.             Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed in its name and on its behalf on this __________ day of ______________, 2012 by a duly authorized officer of the Corporation.

TELVUE CORPORATION

By:
Name: Jesse Lerman
Title: President and Chief Executive Officer

Appendix B

PROPOSED AMENDMENT TO TELVUE’S CERTIFICATE OF INCORPORATION PROPOSED

TO RETIRE AND CANCEL EXISTING AUTHORIZED CLASS A PREFERRED STOCK,

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF TELVUE’S COMMON STOCK AND AUTHORIZATION OF 22,500 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

The Board of Directors of TelVue has approved the amendment of the Company’s Certificate of Incorporation, subject to the approval of the stockholders of the Company, as follows:

Article Fourth of the Certificate of Incorporation of the Corporation shall be amended and restated to read as follows [deletions stricken]:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is 600,000,000 ~~100,000,000~~ common shares with a par value of one cent ($0.01) per share ~~and 6,900,000 shares of Class A Cumulative ($0.06 semi-annual dividend) Convertible, Redeemable, Payment-in-Kind, Non-Voting Preferred Stock with a par value of one dollar ($1.00) per share~~” and 22,500 shares of Series A Convertible Preferred Stock with a par value of one-tenth of one cent ($0.001) (the “Series A Preferred Stock”).

The designation and amount and the voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Preferred Stock, and the qualifications, limitations or restrictions thereof are as set forth below:

1.             Dividends.

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $14.00 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”).  Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 1 or in Subsections 2.1 and 6, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends.  The Accruing Dividends shall be payable in either cash or shares of Series A Preferred Stock as determined by the Corporation.  The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.  The “Series A Original Issue Price” shall mean $350.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.             Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1           Preferential Payments to Holders of Series A Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2           Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3           Deemed Liquidation Events.

2.3.1        Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least three (3) days prior to the effective date of any such event:

(a)           a merger or consolidation in which

(i)            the Corporation is a constituent party or

(ii)           a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2        Effecting a Deemed Liquidation Event.

(a)           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)           In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the holder of the then outstanding shares of Series A Preferred Stock so requests in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The provisions of Subsections 6.2 and 6.3 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 2.3.2(b).  Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3        Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3.             Voting.

3.1           General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

4.             Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1        Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to $0.35.  Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2        Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

4.2           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1        Notice of Conversion.  In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

4.3.2        Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3        Effect of Conversion.  All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4        No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.5           Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.6           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5 or 4.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion

Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.8           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.9           Notice of Record Date.  In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.             Mandatory Conversion.

5.1           Trigger Events.  Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2           Procedural Requirements.  All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.             Redemption.

6.1           Redemption.  Shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series A Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Redemption Price”), in one (1) installment commencing upon the earlier of (i) the election of the Corporation or (ii) not more than ten (10) days after receipt by the Corporation at any time on or after a Deemed Liquidation Event, from the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, of written notice requesting redemption of all shares of Series A Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date”.  On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, that number of outstanding shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2           Surrender of Certificates; Payment.  On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series A

Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

6.3           Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.             Redeemed or Otherwise Acquired Shares.  Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8.             Waiver.  Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least fifty percent (50%) of the shares of Series A Preferred Stock then outstanding.

9.             Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.”

Appendix C

PROPOSED AMENDMENT TO TELVUE’S CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

The Board of Directors of TelVue has approved the amendment of the Company’s Certificate of Incorporation, subject to the approval of the stockholders of the Company, as follows:

Paragraph one of Article Fourth of the Certificate of Incorporation of the Corporation shall be amended and restated to read as follows [deletions stricken]:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is ~~600,000,000~~ 3,000,000 common shares with a par value of one cent ($0.01) per share and 22,500 shares of Series A Convertible Preferred Stock with a par value of one-tenth of one cent ($0.001) (the “Series A Preferred Stock”).”

The following paragraph shall be added at the end of Article Fourth of the Certificate of Incorporation of the Corporation:

“Upon filing and effectiveness (the “Effective Time”) of this amendment to the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, each Two Hundred (200) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Stockholders who hold shares of Common Stock immediately prior to the Effective Time in book-entry form shall receive such cash payment in lieu of fractional shares without taking any further action. Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and the surrender of the stockholder’s Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

C-1

Appendix D

FAIRNESS OPINIONS OF 4Xe, LLC

December 2, 2011

Board of Directors

TelVue Corporation

16000 Horizon Way

Mt. Laurel, NJ 08054

Re:                            Fairness to TelVue Minority Shareholders of the Proposed Conversion of the TelVue Line of Credit Notes into TelVue Common Stock

Background

4Xe LLC is a financial advisory firm (the “Financial Advisor”) specialized in the evaluation of corporate financial transactions and corporate financial planning. Its principal has extensive experience in rendering valuations and opinions on a range of merger and acquisition and corporate debt restructuring transactions in variety of industries.

The Financial Advisor has been retained by TelVue Corporation (“TelVue” or the “Company”) to render its opinion (the “Opinion”) on the fairness from a financial point of view to the TelVue minority shareholders of a conversion (the “Conversion”) into shares of TelVue Common Stock of eight Line of Credit Notes (the “Notes”) issued by Mr. H.F. Lenfest (“Mr. Lenfest”), TelVue’s Board of Directors Chairman and owner of approximately 77.9% of TelVue’s issued and outstanding Common Stock.

The Transaction

The Notes have been the principal source of funding for TelVue’s operations and new product and service development, and were as of November 15, 2011 the only outstanding debt of TelVue. The terms of the Notes have generally permitted TelVue to draw minimum amounts of $100,000 at a floating rate of prime plus one percent (1%). One Note in the amount of $541,000 is non-interest bearing. The effective rate on the interest bearing Notes has been 4.25% since December 2008. The earliest Note due is dated November 3, 2006 in the amount of $10,000,000 and has a maturity of December 26, 2012.  The last Note issued is in the amount of $1,500,000 dated as of December 13, 2010 and has a maturity of May 2, 2017. TelVue requested its final drawdown in the amount of $400,000 under this Note on November 15, 2011.  As of November 15, 2011 the face amount plus accrued interest on the Notes was $24,946,196. It is anticipated that with interest accrual the total value of the Notes and accrued interest, all of which is to be converted (subject to the satisfaction by the Company of certain conditions), would be approximately $25,312,075 on March 30, 2012, by which time the Conversion is expected to be consummated.

It is understood that an important factor in the TelVue Board’s consideration of the Conversion has been the likelihood that TelVue will not have sufficient internally generated resources to repay the Notes as they become due, and may not be able to refinance the Notes on acceptable terms in the current environment.

The Conversion is proposed to be consummated at a ratio of 2.857shares of Common Stock for each $1.00 of debt and accrued interest (the “Ratio”), which implies a value per share of Common Stock of $0.35. It is understood that upon the consummation of the Conversion, all of TelVue’s outstanding debt under the Notes will be extinguished and up to 72,320,214 shares of TelVue Common Stock will be issued to Mr. Lenfest. This is the number of shares into which the Notes and accrued interest would convert at the Ratio based on a consummation date of March 1, 2012. It is understood that the newly-issued shares of Common Stock are to have voting and other rights identical to shares of Common Stock currently issued and outstanding. As a result of the Conversion, Mr. Lenfest’s beneficial ownership of TelVue Common Stock will increase from approximately 77.9% to approximately 91.1% of the issued and outstanding Common Stock. It is understood that the consummation of the Conversion is subject to a vote of TelVue’s board, that Mr. Lenfest has indicated his intention to abstain from such board vote, and that an ensuing shareholder vote will be held to approve an increase in the number of authorized shares to a number that is at least sufficient to effect the Conversion.

Method of Analysis

The Financial Advisor has assisted the TelVue senior management in the areas of long-term financial planning and market assessment under a consulting agreement since March 2011. Over the period of this engagement, the Financial Advisor has studied the Company’s current and prospective new market segments, the competitive environment in which TelVue operates, current and possible new services, its financial performance over the last five years and its business plan.

In conducting our investigation we have reviewed TelVue’s corporate documents, including its Articles of Incorporation and By-Laws and material contracts, had discussions with the Company’s management about TelVue’s financial results of operations over the last five years and its current financial position, and we have reviewed the trading prices and volumes of its Common Stock and the Company’s shareholder profile. We have reviewed confidential business plans, internal financial data and possible service offerings with TelVue’s management, and incorporated relevant elements of those in our analysis. We conducted in-person and telephonic interviews of some of TelVue’s customers to better understand how its products are used and the strength of the value proposition to customers. We have relied upon publicly-available estimates of market sizes, or made estimates based on publicly available data. We did not conduct statistical surveys of the markets TelVue serves or plans to serve, as this was beyond the scope of the assignment.

We reviewed the current enterprise values of public companies engaged in the business of providing server-based and hosted video broadcast work-flow management, signal processing and media distribution services in relation to their growth rates, revenues, book values, operating incomes and cash flows. In addition, although the Debt Conversion would not constitute a change of control for TelVue, we have reviewed the acquisition values of recent public and private venture-funded companies in the same or similar areas of business.

The method of our analysis consisted in using a range of indicators and calculations to estimate the value of TelVue’s Common Stock on a per share basis. We first prepared a range of estimate the overall enterprise value of TelVue on the assumption that it was a debt free company, then subtracted from those estimates the value of the Notes and accrued interest to arrive at a range of estimates of TelVue’s net shareholder value. We looked at per share values which would result from dividing this aggregate shareholder equity value by the number of shares of Common Stock currently outstanding, and by the number of shares which would be outstanding based on the exercise of all incentive stock option grants.

The TelVue Articles of Incorporation provide that each share of Common Stock receives one vote per share if its beneficial owner has held the share for less than two years, and ten votes, if the holding period has been two years or longer. The shares that are to be issued in the Conversion will have one vote during the two years from date of consummation. Because the issuance of the shares will not change the voting control of TelVue, and because no purchaser of Common Stock can acquire disproportionate voting power (as voting rights for shares held for two years would revert to one vote for each share in the hands of the purchaser), no premium or discount was imputed to any shares now outstanding, or to the Conversion shares.

In rendering our opinion, we computed the discounted net cash flows from a range of forecasts of TelVue revenues and operating margins. The forecast horizon was approximately five years, and future cash flows beyond the five-year horizon were incorporated in our analysis through estimates of a TelVue terminal enterprise value based on multiples of EBITDA ranging from 8x to 12x. Free cash flows over the forecast horizon, as well as TelVue’s estimated value in 2016 were then discounted back to present using rates ranging from 17.5% to 27.5% per year to reflect the estimated required returns of potential future investors and the risks and uncertainties inherent in the Company’s growth plan.

Assumptions & Considerations

In arriving at our opinion, we made assumptions about the future macro-economic conditions that TelVue will be operating in, the evolution of the video broadcast industry and the impact of Internet media delivery in creating opportunities for TelVue to widen its product and service offerings and grow its revenues with new customer segments. We also made judgments about success factors, including TelVue’s ability to raise funding for operations and development from new sources following the Conversion, its ability to attract key technical and other personnel to support its growth, and its ability to effectively develop and market new services. We considered a variety of risk factors, including, among others, intense competition in TelVue’s industry, the rapid pace of technical change in video products and services, the existence of larger and better capitalized competitors, the cost of effective sales and marketing efforts and new product introductions, potential delays and cost overruns in developing and launching new products as a result of technical and other challenges, the possibility that new products may not meet customers’ needs or expectations, and that potential new Customer’s may not be willing to transact business with the Company based on its low tangible book value.

We assumed that TelVue will be operating over the next five years in a stable but slow growth macro-economic environment without major shocks such as a financial crisis, significant energy supply interruption or disruption in microprocessor supplies. We assumed price stability in components used in the Company’s products. The sales forecasts used to estimate future cash flows assume that TelVue will be successful in significantly increasing its revenues through new service offerings which target the migration of video to the Internet, and that TelVue would not be restrained by future funding challenges or the need for new professional skill sets. We also assumed that TelVue would be successful (to varying extents reflected in a selection of scenarios) in marketing new services.

We relied upon the Company’s audited and interim financials as filed with the Securities and Exchange Commission, and did we did not conduct any audits or tests of accounts to make an independent assessment of the accuracy or appropriateness of the Company’s financial reporting or the adequacy of its financial control systems.

Conclusions

Based upon the investigation described above, it is our opinion that the Conversion is fair to the minority shareholders of TelVue from a financial point.

Sincerely,

/s/ Emmett Hume

Emmett Hume

President and CEO

4Xe LLC 48 Hamlet Court Skillman NJ O8558 (215) 584 3999

December 28, 2011

Board of Directors

TelVue Corporation

16000 Horizon Way

Mt. Laurel, NJ 08054

Re: Conversion of Note Dated as of December 22, 2012 into 4% Pay-in-kind Redeemable Preferred Stock proposed for authorization

On December 2, 2011 following its investigation and analysis, 4Xe LLC submitted a letter to the TelVue Corporation (“TelVue) Board of Directors stating its opinion that the terms of a proposed conversion of notes and accrued interest held by its majority stockholder and chairman of its board of directors in the amount of $24,946,146 as of November 15, 2011 into TelVue Common Stock, at an implied value of $0.35 per share, was fair to the TelVue minority stockholders (the “Minority”) from a financial point of view.

4Xe LLC has reviewed the terms of an unsecured note (the “Follow-on Note”) in the principal amount of $5.0 million dated as of December 22, 2011.  The Follow-on Note has a maturity of six years from the date of first advance and accrues interest at a rate of prime plus 1.0% (currently 4.5%).

It is the opinion of 4Xe LLC that conversion of the Follow-on Note into a proposed new class of capital stock  - a 4% Pay-in-kind Redeemable Preferred - that is convertible into TelVue Common Stock at an implied price per share of $0.35 (as adjusted for a proposed reverse split) is fair to the Minority from a financial point of view.

Sincerely,

/s/ Emmett Hume

Emmett Hume

President and CEO

4Xe LLC 48 Hamlet Court Skillman NJ O8558 (215) 584 3999

PROXY	TELVUE CORPORATION	PROXY

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on March 12, 2012

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4. By returning this proxy card, the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the Special Meeting or any adjournment or postponement thereof, and any matter incident to the conduct of the special meeting.  Capitalized terms in this Proxy Card that are otherwise not defined have the meanings set forth in the Proxy Statement.

1. Amendment of TelVue’s Certificate of Incorporation in order to retire and cancel the Existing Authorized Class A Preferred Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Authorize and approve the Debt Conversion Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Amendment of TelVue’s Certificate of Incorporation in order to increase the number of authorized shares of TelVue’s Common Stock, par value $.01 per share, from 100,000,000 shares to 600,000,000 shares and to authorize 22,500 shares of Series A Convertible Preferred Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. Authorization of the Board of Directors to amend TelVue’s Certificate of Incorporation to effect, in its discretion, a reverse stock split of the authorized and outstanding shares of TelVue’s Common Stock, at a specified ratio of 1-for-200.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. In their discretion, on such other matters incident to the subject matter of the Special Meeting and any adjournment(s) thereof and matters incident to the conduct of such meeting.

PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 12, 2012. This proxy statement and other proxy materials are available at http://www.telvue.com/proxy/2012.

The undersigned hereby appoints Jesse Lerman and John Fell proxy and attorney, with full power of substitution, to vote all the shares of the common stock of TelVue Corporation, a Delaware corporation (“TelVue” or the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the executive offices of The Lenfest Foundation, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 450, West Conshohocken, PA 19428, on March 12, 2012 at 10 a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the special meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

Please sign your name exactly as it is shown below. Corporate Officers, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

Date:___________________________________, 2012

___________________________________________

___________________________________________
Signature(s) of stockholder(s)